Exhibit 24

POWER OF ATTORNEY

Unisys Corporation

Annual Report on Form 10-K

for the year ended December 31, 2006

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby make, constitute and appoint JOSEPH W. MCGRATH, JANET BRUTSCHEA HAUGEN AND NANCY STRAUS SUNDHEIM, and each one of them severally, his true and lawful attorneys-in-fact and agents, for such person and in such person’s name, place and stead, to sign the Unisys Corporation Annual Report on Form 10-K for the year ended December 31, 2006, and any and all amendments thereto and to file such Annual Report on Form 10-K and any and all amendments thereto with the Securities and Exchange Commission, and does hereby grant unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as said person might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agents and each of them may lawfully do or cause to be done by virtue hereof.

Dated: February 8, 2007

/s/ J. P. Bolduc	/s/ Edwin A. Huston
J. P. Bolduc	Edwin A. Huston
Director	Director

/s/ James J. Duderstadt	/s/ Clayton M. Jones
James J. Duderstadt	Clayton M. Jones
Director	Director

/s/ Henry C. Duques	/s/ Leslie F. Kenne
Henry C. Duques	Leslie F. Kenne
Chairman of the Board and Director	Director

/s/ Matthew J. Espe	/s/ Theodore E. Martin
Matthew J. Espe	Theodore E. Martin
Director	Director

/s/ Denise K. Fletcher	/s/ Joseph W. McGrath
Denise K. Fletcher	Joseph W. McGrath
Director	President and Chief Executive Officer; Director